UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 23, 2023

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Executive Bonus Plan

On May 23, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Immersion Corporation, a Delaware corporation (the “Company”), approved the Immersion Corporation Annual Bonus Plan (the “Bonus Plan”) pursuant to which annual bonus payments may be made to executive officers or employees of the Company who are designated by the Committee to participate in the plan for the relevant performance period. The Committee also determined that Eric Singer, the Company’s Chief Executive Officer, and Bill Martin, the Company’s Chief Strategy Officer, shall participate in the Bonus Plan for fiscal 2023, and the annual target bonus for each is 100% of such individual’s base salary as of January 1, 2023. Annual bonuses under the Bonus Plan are based on the achievement of specific corporate financial goals, which for 2023 is based on the Company’s non-GAAP operating income.

The description of the Bonus Plan is not complete and is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Resignation of Chief Financial Officer and Appointment of Chief Financial Officer

On May 25, 2023, the Company and Aaron Akerman, the Chief Financial Officer of the Company, entered into a Mutual Separation and Release Agreement, dated May 25, 2023 (the “Separation Agreement”), pursuant to which, in consideration for the execution of customary general releases in favor of the Company and Mr. Akerman’s continuing observation and performance of the terms of the Separation Agreement:

•	Mr. Akerman will step down as Chief Financial Officer of the Company upon the appointment of a successor and will depart from the Company effective August 11, 2023 (the “Separation Date”);

•	Until the Separation Date, Mr. Akerman will continue to receive his base salary, be eligible to participate in Company benefit plans and his previously granted equity awards will continue to vest and be exercisable in accordance with the terms of such awards;

•	Mr. Akerman will receive a payment of CAD$167,750, less applicable deductions and withholdings, representing six (6) months of Mr. Akerman’s salary. Fifty percent (50%) of this amount will be payable by direct deposit in one lump-sum payment within five (5) business days of the Separation Date, and the other fifty (50%) of this amount will be payable as a salary continuance in accordance with the Company’s normal payroll schedule following the Separation Date; and

•	Mr. Akerman will receive a payment of CAD$50,000, less applicable deductions and withholdings, as Mr. Akerman’s 2023 discretionary bonus under the Company’s Executive Bonus Plan in effect from time to time. Fifty percent (50%) of this amount will be payable by direct deposit in one lump-sum payment within five (5) business days of the Separation Date, and the other fifty percent (50%) of this amount will payable in equal installments over a six (6) month period following the Separation Date.

On May 26, 2023, the Company appointed J. Michael Dodson as the Company’s Chief Financial Officer, effective June 12, 2023 (the “Effective Date”).

In connection with the appointment of Mr. Dodson as the Company’s Chief Financial Officer, the Company and Mr. Dodson entered into an offer letter dated May 26, 2023 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Dodson will receive a starting annualized base salary of $350,000. Additionally, Mr. Dodson will receive a bonus of $50,000 to be paid in January of 2024. Further, the Offer Letter provides that Mr. Dodson will be granted 50,000 restricted stock units under the Company’s 2021 Equity Incentive Plan, as amended.

Mr. Dodson also entered into a Change of Control and Severance Agreement (the “Change of Control Agreement”), in connection with his employment with the Company. Pursuant to the Change of Control Agreement, Mr. Dodson will be entitled to the following:

•	In the event that Mr. Dodson’s employment is Involuntarily Terminated either on or at any time within twelve (12) months after a Change of Control, or within three (3) months prior to a Change of Control, to receive: (i) a lump sum cash severance payment equal to 100% of his then effective base salary; (ii) payments for COBRA premiums for up to twelve (12) months, if an appropriate election is made, following his Termination Date; and (iii) acceleration in full of any outstanding equity awards that are subject solely to time-based vesting; provided, however, that notwithstanding any contrary provision in an equity award agreement, if Mr. Dodson is entitled to accelerated vesting due to Mr. Dodson’s employment being Involuntarily Terminated within three (3) months prior to a Change of Control: (1) the portion of the equity award subject to such accelerated or credited vesting shall not be forfeited or terminated upon the Termination Date but shall remain outstanding until immediately prior to the Change of Control, (2) the accelerated vesting shall be deemed to take place immediately prior to the Change of Control, and (3) any options and stock appreciation rights will remain outstanding and exercisable in accordance with, and for the post-termination exercisability period set forth in, the applicable equity award agreement as if Mr. Dodson’s status as a service provider of the Company had ceased as of the Change of Control.

•	In the event that Mr. Dodson’s employment is Involuntarily Terminated either more than three (3) months prior to or twelve (12) months after a Change of Control, Mr. Dodson will be entitled to receive: (i) a lump sum cash severance payment equal to 100% of his then effective base salary; (ii) payments for COBRA premiums for up to six (6) months, if an appropriate election is made, following his termination date.

Payment of the foregoing benefits under the Change of Control Agreement is conditioned upon execution of a general release of claims. All defined terms in this paragraph are as defined in the Change of Control Agreement.

Mr. Dodson, age 62, served as the Chief Financial Officer of Quantum Corporation (“Quantum”), a data storage and management company, from May 2018 through January 2023. He also served as the interim Chief Executive Officer of Quantum from May 2018 to June 2018, a position he held until a full-time Chief Executive Officer was appointed. From August 2017 to May 2018, Mr. Dodson served as the Chief Financial Officer of Greenwave Systems (“Greenwave”), a software-defined network solutions provider. Prior to joining Greenwave, Mr. Dodson served as the Chief Operating Officer and Chief Financial Officer at Mattson Technology, Inc. (“Mattson”), a semiconductor equipment manufacturer and supplier, from 2012 to 2017. He joined Mattson as Executive Vice President, Chief Financial Officer and Secretary in 2011. Prior to joining Mattson, Mr. Dodson served as Chief Financial Officer at four global public technology companies and as Chief Accounting Officer for an S&P 500 company. Mr. Dodson started his career with Ernst & Young LLP. Since August 2022, Mr. Dodson has served on the board of directors of Energous Corporation, a developer of RF-based charging for wireless power networks. From May 2020 to April 2021, Mr. Dodson served on the board of directors of A10 Networks, Inc., an application security company, including as Chair of the Audit Committee. From 2013 to 2020, he served on the Board of Directors of Sigma Designs, Inc., a provider of system-onchip solutions for the home entertainment market, including as Lead Independent Director from 2014 and Chairman of the Audit Committee from 2015. In addition, Mr. Dodson serves as a director of two private entities: a charitable organization and a privately held for-profit company. He holds a B.B.A. degree with dual majors in Accounting and Information Systems Analysis and Design from the University of Wisconsin-Madison.

There are no arrangements or understandings between Mr. Dodson and any other persons pursuant to which he was selected to serve as Chief Financial Officer. There are no family relationships between Mr. Dodson and any previous or current officers or directors of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Separation Agreement, Offer Letter and Change of Control Agreement are qualified in their entirety by reference to the full text of the Separation Agreement, Offer Letter and Change of Control Agreement, which are filed herewith as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

a.	Exhibits

Exhibit No.	Exhibit Title

10.1	Immersion Corporation Annual Bonus Plan

10.2	Mutual Separation and Release Agreement, dated May 25, 2023, by and between Immersion Corporation and Aaron Akerman

10.3	Offer Letter, dated May 26, 2023, between Immersion Corporation and J. Michael Dodson

10.4	Change of Control and Severance Agreement, dated May 26, between Immersion Corporation and J. Michael Dodson

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	May 30, 2023	By:	/s/ Eric Singer
		Name:	Eric Singer
		Title:	Chief Executive Officer